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                                                                   EXHIBIT 1


June 18, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 14, 1996, of All American Communications, Inc. and are in agreement with the statements contained in the second, third (excluding the second sentence), fourth and fifth paragraphs on pages 2 and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein, including the second sentence in paragraph three.



                                     /s/ Ernst & Young LLP
                                     -----------------------
                                     ERNST & YOUNG LLP